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Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place Sydney NSW 2000 Australia Telephone: 9216 0390 Facsimile: 9226 1888 mmarchhart@westpac.com.au

12 December 2003

Company Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
Sydney NSW

Dear Sir/Madam

2003 Annual General Meeting

        At Westpac Banking Corporation's ("Westpac") Annual General Meeting ("AGM") on 11 December 2003, the following business included in the Notice of Meeting was carried by the requisite majority:

Item 1—Reports and Accounts

        The reports of the directors and the auditors and the financial reports of Westpac for the year ended 30 September 2003 were received and considered.

Item 2—Election of Directors

  •
  Ms Helen Ann Lynch was elected as a Director of Westpac. The resolution was decided by a show of hands.

  •
  Ms Carolyn Judith Hewson was elected as a Director of Westpac. The resolution was decided by a show of hands.

  •
  Mr Peter David Wilson was elected as a Director of Westpac. The resolution was decided by a show of hands.

Item 3—Grant of Securities to Chief Executive Officer

        Approval was given for the grant of performance options and performance share rights to Dr David Morgan, Chief Executive Officer, the allotment of a maximum of 3,568,834 fully paid ordinary shares in Westpac to Dr Morgan and to give effect to the Chief Executive Securities Agreement 2003. The resolution was decided by a show of hands.

Item 4—Non-Executive Directors Remuneration

        Approval was given to an increase in the yearly maximum sum available to Non-executive Directors of Westpac as remuneration. The resolution was decided by a show of hands.

Item 5—The Westpac Foundation—Indemnity for Trustees

        Approval was given to the granting of an indemnity in respect of liability as a trustee of the Westpac Foundation to each current and former Director of Westpac. The resolution was decided by a show of hands.

        All resolutions were decided by a show of hands. In accordance with section 251AA of the Corporations Act 2001, we advise that the total number of proxy votes which were available are attached as Attachment 1.

        A copy of the Notice of Meeting has already been lodged with the ASX.

Yours sincerely

Michelle Marchhart
Head of Group Secretariat

        Attachments:    Attachment 1:    Breakdown of proxy votes as required by Section 251AA(2) of the Corporations Act
                                2001 (Cwlth)

ATTACHMENT 1

RESULTS OF MEETING                              WESTPAC BANKING CORPORATION

ANNUAL GENERAL MEETING
Thursday, December 11 2003

        As required by section 251AA(2) of the Corporations Act 2001 (Cwlth) the following statistics are provided in respect of the/each resolution on the agenda.

	Manner in Which the securityholder directed the proxy vote:					Manner in which votes were cast in person as by proxy on a Poll (Where Applicable)
Resolution	TOTAL	votes "for"	votes "against"	votes "abstain"**	votes "discretionary"	"for"	"against"	"abstain"**

1 - 'RE-ELECTION OF HELEN ANN LYNCH AS A DIRECTOR'	874,200,665	789,969,933	14,266,854	7,825,908	69,963,878	N/A	N/A	N/A
2 - 'ELECTION OF CAROLYN JUDITH HEWSON AS A DIRECTOR'	877,702,948	793,922,963	13,860,063	4,324,359	69,919,922	N/A	N/A	N/A
3 - 'ELECTION OF PETER DAVID WILSON AS A DIRECTOR'	877,445,909	790,071,302	17,092,283	4,530,299	70,282,324	N/A	N/A	N/A
4 - 'GRANT OF SECURITIES TO CHIEF EXECUTIVE OFFICER'	863,116,608	751,055,178	55,126,605	7,123,885	56,934,825	N/A	N/A	N/A

**
—Note that votes relating to a person who abstains on an item are not counted in determining whether or not the required majority of votes were cast for or against that item

RESULTS OF MEETING                              WESTPAC BANKING CORPORATION

ANNUAL GENERAL MEETING
Thursday, December 11 2003

        As required by section 251AA(2) of the Corporations Act 2001 (Cwlth) the following statistics are provided in respect of the/each resolution on the agenda.

	Manner in Which the securityholder directed the proxy vote:					Manner in which votes were cast in person as by proxy on a Poll (Where Applicable)
Resolution		votes "for"	votes "against"	votes "abstain"**	votes "discretionary"
	TOTAL					"for"	"against"	"abstain"**
5 - ‘NON-EXECUTIVE DIRECTORS' REMUNERATION'	860,763,629	734,533,503	70,084,434	9,419,425	56,145,692	N/A	N/A	N/A
6 - ‘THE WESTPAC FOUNDATION: INDEMNITY TO TRUSTEES'	855,952,370	790,501,456	9,133,854	9,639,646	56,317,060	N/A	N/A	N/A

**
—Note that votes relating to a person who abstains on an item are not counted in determining whether or not the required majority of votes were cast for or against that item

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2003 Annual General Meeting
  Item 1—Reports and Accounts
  Item 2—Election of Directors
  Item 3—Grant of Securities to Chief Executive Officer
  Item 4—Non-Executive Directors Remuneration
  Item 5—The Westpac Foundation—Indemnity for Trustees
  RESULTS OF MEETING—WESTPAC BANKING CORPORATION—ATTACHMENT 1